SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 2, 1998


                              UNIVERSAL BANK, N.A.
                 (Originator of the Universal Card Master Trust)
                           UNIVERSAL CARD MASTER TRUST
                    (Issuer of the Asset Backed Certificates)
               (Exact name of registrant as specified in charter)

  United States of America          33-93806                    58-1885168
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
      of incorporation)                                     Identification No.)

      200 Brookstone Centre, Suite 110
            Columbus, Georgia                                      31904
  (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (706) 562-2200

                          AT&T UNIVERSAL FUNDING CORP.
              (Originator of the AT&T Universal Card Master Trust)
                        AT&T UNIVERSAL CARD MASTER TRUST
                      (Issuer of Asset Backed Certificates)
                      5201 Amelia Earhart Drive, Suite 1001
                           Salt Lake City, Utah 84116
          (Former name or former address, if changed since last report)

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Item 5.     Other Events.

On April 2, 1998, AT&T Universal Card Services Corp. ("UCS"), the parent corporation of AT&T Universal Funding Corp. ("Funding") and the Servicer of the AT&T Universal Card Master Trust (the "Trust"), was purchased by Citibank N.A. On April 24, 1998, Funding was merged with and into its parent corporation, UCS. UCS upon such merger changed its name to Universal Card Services Corp. Immediately prior to such merger, Funding transferred to Universal Bank, N.A., an affiliate of Funding and a wholly owned subsidiary of UCS, all of its interest as transferor in the Trust. The Trust changed its name to Universal Card Master Trust. The change was effected by the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 among Universal Bank, N.A., as Transferor, UCS, as Servicer, and Bankers Trust Company, as Trustee. UCS continues to act as servicer for the Trust.


Exhibit 4 Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     UNIVERSAL BANK, N.A.


                                     By: /s/ Meridith A. Jarrell
                                         ---------------------------
                                             Meridith A. Jarrell
                                             President


Dated:  June 2, 1998